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                                                                   EXHIBIT 21.1

SUBSIDIARIES OF THE REGISTRANT



                    NAME OF SUBSIDIARY                PLACE OF INCORPORATION
                    ------------------                ----------------------

                    Overland Data (Europe) Ltd.           United Kingdom

                    Overland Data Export Limited             Barbados

                    Overland Data SARL                        France